Exhibit (a)(1)(C)

ZYMOGENETICS

**Stock Option Exchange Program**
Opens November 16, 2009
Closes December 14, 2009 at 9pm Pacific Time

Welcome to the Tender Offer Website for the ZymoGenetics Stock Option Exchange Program.

Please enter your Email Initials and PIN (this is ZGEN + the last 4 digits of your social security number). For example, if your social security number is 1234 you would use ZGEN1234. It is important that you remember your password as there may be up to a 24-hour delay for password requests. ***You will be required to change your password when visiting the website for the first time.***

If you have forgotten your PIN, click here.

Employee ID: (Not Case Sensitive)

PIN: (Case Sensitive)

ENTER

Stock Option Exchange Program

Opens November 16, 2009

Closes December 14, 2009 at 9pm Pacific

Time

Welcome:

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Learn

Prior to beginning this process, you are encouraged to carefully review the Schedule TO and Offer to Exchange documents, which includes the FAQ, by clicking the links provided on this page.

Offer to Exchange

Schedule TO—Tender Offer Statement

The PDF documents above require Adobe Acrobat Reader. If necessary you can download if from Adobe Systems.

Make My Election

You have until 9 pm PT, December 14, 2009, to elect whether to keep your Eligible Awards or exchange some or all of them for new awards.

View/Change My Election Print My Election Confirmation

Need Help?

Contact the stock plan services group at optionexchange@zgi.com

Change Your Password

Stock Option Exchange Program

Opens November 16, 2009

Closes December 14, 2009 at 9pm Pacific

Time

Welcome:

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Make My Elections (Step 1 of 4)

Indicate four decision to tender your Eligible Options identified below for exchange for new awards by selecting the “Yes” choice in the Election column.

If you do not want to tender one or more of your Eligible Options for exchange, select “No” choice in the Election column for those particular options.

If you do not select the “Yes” choice with respect to an Eligible Option, your election with respect to that option will default to “No”. In that event, the Eligible Option will not be exchanged.

Eligible options may not be split. If you accept the offer to exchange any of your eligible options for new options, the vesting schedule of your options will change.

Reminder

Before making your election, please ensure that you have reviewed and understand the documents that constitute this offer:

Offer to Exchange

Schedule TO—Tender Offer Statement

Breakeven Calculator

Original Award

Replacement Award

Grant ID Type Original Grant Date Price ($) Shares Outstanding Shares Vested Election Type New Grant New Vest Schedule—Years

1081 ISO 03/21/03 $9.80 4,400 4,400

Yes No NQ 2,514 2

1483 ISO 02/26/04 $16.63 1,350 1,350 Yes No NQ 540 2

2192 ISO 02/03/05 $20.61 1,680 1,680 Yes No NQ 672 2

2531 ISO 02/28/05 $19.73 3,300 3,300 Yes No NQ 1,320 2

3661 ISO 02/08/06 $21.25 2,250 1,968 Yes No NQ 900 3

41098 ISO 02/05/07 $1591 2,200 1,375 Yes No NQ 1,257 3

1907 ISO 09/28/07 $1305 2,500 1,250 Yes No NQ 1,428 3

2815 ISO 02(15(08 $9.10 4.000 1,500 Yes No NQ 3.200 3

Cancel Submit My Election

Need Help?

Contact the stock plan services group at optionexchange@zgi.com

Breakeven Calculator *

At What Stock Price Will the Value of My Eligible Option equal the Value of the New Option?

Step 1: Select Eligible Grant ID 1081

Exercise Price of Eligible Option 9.80

Number of Shares in Eligible Option 4400

Step 2: Enter Potential Exercise Price of New Option 6.00

Click to Calculate Breakeven Calculate

Exchange Ratio (based on Eligible Grant selected in Step 1) 1.75

New Option Shares 2514

Breakeven 14.87

Would you like to consider the potential value of your Eligible Options and New Option Shares at a future, hypothetical price?

Step 3: Enter Hypothetical Stock Price to Calculate Values 20.00

Click to Calculate Values Calculate

If you do not exchange, the future value of your Eligible Option Shares you currently hold at the price you entered in Step 3 would be

$44,880.00

If you do exchange, the future value of the New Option Shares at the price you entered in Step 3 would be

$35,196.00

Reset

* Important Legal Notification: The Breakeven Calculator is not a financial or tax planning tool and information received using the Breakeven Calculator does not constitute a recommendation as to whether or not to participate in the Offer. The simulations are hypothetical and do not reflect your personal tax or financial circumstances. You should consult your tax, financial and legal advisors for

ZYMOGENETICS

**Stock Option Exchange Program**
Opens November 16, 2009
Closes December 14, 2009 at 9pm Pacific Time

Welcome:

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## Make My Elections (Step 2 of 4)

You have made the following elections with respect to your Eligible Options:

| Original Award | | | | | | | | Replacement Award | | |
|---|---|---|---|---|---|---|---|---|---|---|
| Grant ID | Type | Original Grant Date | Price ($) | Shares Outstanding | Shares Vested | | Election | Type | New Grant | New Vest Schedule – Years |
| 1081 | ISO | 03/21/03 | $9.80 | 4,400 | 4,400 | | ○ Yes ◉ No | NQ | 2,514 | 2 |
| 1483 | ISO | 02/26/04 | $16.63 | 1,350 | 1,350 | | ◉ Yes ○ No | NQ | 540 | 2 |
| 2192 | ISO | 02/03/05 | $20.61 | 1,680 | 1,680 | | ◉ Yes ○ No | NQ | 672 | 2 |
| 2531 | ISO | 02/28/05 | $19.73 | 3,300 | 3,300 | | ◉ Yes ○ No | NQ | 1,320 | 2 |
| 3561 | ISO | 02/08/06 | $21.25 | 2,250 | 1,968 | | ◉ Yes ○ No | NQ | 900 | 3 |
| 41098 | ISO | 02/05/07 | $15.91 | 2,200 | 1,375 | | ○ Yes ◉ No | NQ | 1,257 | 3 |
| 1907 | ISO | 09/28/07 | $13.05 | 2,500 | 1,250 | | ○ Yes ◉ No | NQ | 1,428 | 3 |
| 2815 | ISO | 02/15/08 | $9.10 | 4,000 | 1,500 | | ○ Yes ◉ No | NQ | 3,200 | 3 |

Cancel | Continue

**Need Help?**

Contact the stock plan services group at optionexchange@zgi.com

ZYMOGENETICS

**Stock Option Exchange Program**
Opens November 16, 2009
Closes December 14, 2009 at 9pm Pacific Time

Welcome:

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## Submit Elections (Step 3 of 4)

I acknowledge my Election is subject to the terms, conditions and restrictions contained in the Offer to Exchange.

By electing to surrender my eligible stock options for exchange, I acknowledge and agree to all of the following:

1. I surrender to ZymoGenetics for exchange those eligible stock options as to which I made the "Yes" choice on the option exchange website or on the paper election form and acknowledge that, upon acceptance by ZymoGenetics, this choice will constitute a binding agreement between ZymoGenetics and me, unless I make an updated submission on the option exchange website or by paper election form that withdraws and/or changes this choice with respect to such eligible stock options before the Exchange Offer expires.

2. I acknowledge that if I validly surrender these eligible stock options for exchange, and such eligible stock options are accepted for exchange and cancelled, I will lose my rights to purchase any shares under such eligible stock options and I will receive in exchange a lesser amount of new stock options with a lower exercise price.

3. I acknowledge that any new stock options issued to me in the Exchange Offer will be subject to a new vesting period, even if all or a portion of the surrendered eligible stock options are already vested. I acknowledge that any new stock options issued in exchange for wholly or partly unvested stock

☐ I have read and agree to the terms and conditions. [Print]

**Email Address:** WEBDEV@SOS-TEAM.COM
**Employee ID:**

An e-mail will be sent to the e-mail address above confirming your election after you select the "I Agree" button below.

[Cancel] [I AGREE]

**Need Help?**
Contact the stock plan services group at optionexchange@zgi.com

Stock Option Exchange Program

Opens November 16, 2009

Closes December 14, 2009 at 9pm Pacific

Time

Welcome:

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Print Election Confirmation (Step 4 of 4)

Your election has been recorded as follows:

Original Award Replacement Award

Grant ID Type Original Grant Date Price ($) Shares Outstanding Shares Vested Election Type New Grant New Vest Schedule—Years

1081 ISO 03/21/03 $9.80 4,400 4,400 No NQ 2,514 2

1483 ISO 02/26/04 $16.63 1,350 1,350

Yes

NQ 540 2

2192 ISO 02/03/05 $20.61 1,680 1,680

Yes

NQ 672 2

2531 ISO 02/28/05 $19.73 3,300 3,300

Yes

NQ 1,320 2

3561 ISO 02/08/06 $21.25 2,250 1,968

Yes

NQ 900 3

41098 ISO 02/05/07 $15.91 2,200 1,375

No

NQ 1,257 3

1307 ISO 09/28/07 $13.05 2,500 1,250

No

NQ 1,428 3

2815 ISO 02/15/08 $9.10 4,000 1,500

No

NQ 3,200 3

PRINT THIS PAGE: by clicking the PRINT A CONFIRMATION button below and save a copy. This will serve as the Election Confirmation Statement in the event our system does not register your election or provide you with an e-mailed “Election Confirmation Statement” after your submission. If you do not receive a confirmation e-mail within 48 hours after your submission, please forward a copy of your printed Electronic Confirmation Statement via e-mail to optionexchange@zqi.com.

PRINT A CONFIRMATION LOGOUT RETURN TO WELCOME PAGE

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Election Confirmation

Your election has been recorded as follows:

Name: Tamara Donnelly

Employee ID: 8488

Date of Election: 11/12/2003 04:47:59 PM PT

Original Award Replacement Award

Grant ID Type Original Grant Date Price ($) Shares Outstanding Shares Vested Election Type New Grant New Vest Schedule—Years

1081 ISO 03/21/03 $9.80 4,400 4,400 No NQ 2,514 2

14-83 ISO 02/26/04 $16.63 1,350 1,350

Yes

NQ 540 2

2192 ISO 02/03/05 $20.61 1,680 1,680

Yes

NQ 672 2

2531 ISO 02/28/05 419.73 3,300 3,300

Yes

NQ 1,320 2

3561 ISO 02/08/06 $21.25 2,250 1,968

Yes

NQ 900 3

4-1098 ISO 02/05/07 $15.91 2,200 1,375

No

NQ 1,257 3

1907 ISO 09/28/07 $13.05 2,500 1,250

No

NQ 1,428 3

2815 ISO 02/15/08 $9.10 4,000 1,500

No

NQ 3,200 3

If you have submitted your election electronically, we strongly encourage you to print this page and keep it for your records.